EXHIBIT 99.1

SYNERGX SYSTEMS INC. RECEIVES
NASDAQ AUDIT COMMITTEE DEFICIENCY NOTIFICATION

SYOSSET, New York – February 24, 2009

Synergx Systems Inc. (NASDAQ CM: SYNX) (“Synergx”) received a Nasdaq Staff Deficiency Letter (the “Letter”) indicating that Synergx failed to comply with the audit committee composition requirement for continued listing set forth in Nasdaq Marketplace Rule 4350(d)(2) (the “Rule”) which requires that the audit committee be comprised of at least three independent board members.

In anticipation of receiving the Letter, Synergx appointed to its audit committee Peter Barotz, a current independent board member of Synergx, on February 11, 2009.  With Mr. Barotz’s appointment to the audit committee, Synergx is now in compliance with the Rule.

Synergx is engaged in the design, manufacture, marketing and service of a variety of data communication products and systems with applications in the fire alarm, life safety, security and communication industries. For further information about Synergx please go to our website at WWW.SYNERGXSYSTEMS.COM.